Exhibit 10.1

AMENDMENT TO

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
OF HONEYWELL INTERNATIONAL INC.

2003 STOCK INCENTIVE PLAN OF
HONEYWELL INTERNATIONAL INC.
AND ITS AFFILIATES

1993 STOCK PLAN FOR EMPLOYEES OF
HONEYWELL INTERNATIONAL INC.
AND ITS AFFILIATES

SALARY AND INCENTIVE AWARD DEFERRAL PLAN
FOR SELECTED EMPLOYEES OF HONEYWELL INTERNATIONAL INC. AND ITS AFFILIATES

SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN
FOR HIGHLY COMPENSATED EMPLOYEES
OF HONEYWELL INTERNATIONAL INC. AND ITS SUBSIDIARIES (CAREER BAND 6 AND ABOVE)

SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN
FOR HIGHLY COMPENSATED EMPLOYEES
OF HONEYWELL INTERNATIONAL INC. AND ITS SUBSIDIARIES (CAREER BAND 5 AND BELOW)

HONEYWELL INTERNATIONAL INC. SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN FOR EXECUTIVES IN CAREER BAND 6 AND ABOVE

ALLIEDSIGNAL INC.
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE EMPLOYEES

EMPLOYMENT AGREEMENTS

EMPLOYEE LETTERS OF UNDERSTANDING

RETENTION AGREEMENTS

SEVERANCE PLANS AND AGREEMENTS

ANY OTHER PLAN, PROGRAM OR AGREEMENT SUBJECT TO THE REQUIREMENTS OF INTERNAL REVENUE CODE SECTION 409A

        1.        Each of the plans, programs, and agreements listed above, including any individual awards under those plans, programs, or agreements that are currently outstanding or that are granted in the future (all such plans, programs, agreements, and individual awards are referred to collectively as the “Plans”), shall be operated and administered in accordance with a reasonable interpretation of section 409A of the Internal Revenue Code of 1986 (the “Code”) and section 885 of the American Jobs Creation Act of 2004 (the “AJCA”), including any regulations or other guidance of general applicability interpreting Code section 409A or the AJCA, effective with respect to amounts deferred after December 31, 2004.

        2.        To the extent that any provision of the Plans is inconsistent with the restrictions imposed by Code section 409A or the AJCA (including, but not limited to, restrictions on the timing of elections, the time or form of distributions, the acceleration of benefits, or the events that will constitute a substantial risk of forfeiture), that provision shall be deemed to be amended to the extent necessary to bring it into compliance with Code section 409A and the AJCA. Additional restrictions under the Plans are necessary to ensure that the systems and procedures used to administer the Plans comply with Code section 409A.

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        3.        The primary purpose of this amendment is to protect participants in the Plans against the substantial unanticipated tax liability that would result from the Plans’ failure to comply with Code section 409A. Accordingly, to the extent that an amendment to any Plan requires the consent of an individual participant, each participant shall be deemed to have consented to the amendment unless the participant provides written notice of his objection within a reasonable period after being notified of the amendment.

        4.        This amendment shall not affect any amounts that are deferred before January 1, 2005, within the meaning of Code section 409A and the AJCA, and no change shall be made in the administration of the Plans that would constitute a “material modification” of the Plans with respect to such amounts. Nothing in this amendment shall be construed to prevent Honeywell International Inc. (the “Corporation”) from amending any Plan at a later date to apply the restrictions set forth in Code section 409A to amounts deferred before January 1, 2005, or to prevent the Corporation from amending any Plan in a manner that constitutes a “material modification” of the Plan with respect to such amounts.

        5.        Effective with respect to amounts deferred on or after January 1, 2005, if a Plan calculates earnings on contributions to a participant’s account by reference to a stated interest rate, the Plan is amended to permit the Corporation to change the interest rate (either up or down), even if the underlying contribution was credited to the participant’s account in a prior year.

        6.        This amendment shall remain in effect until the Plans are further amended in an instrument adopted or ratified by the Corporation to reflect the requirements of Code section 409A and the AJCA, as interpreted in regulations or other guidance issued by the Treasury Department or Internal Revenue Service.

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